Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm







Hemispherx Biopharma Inc.
Philadelphia, PA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 4, 2005, relating to the consolidated financial statements and the effectiveness of Hemispherx Biopharma Inc. internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




/s/ BDO Seidman, LLP
Philadelphia, PA

November 18, 2005